EXHIBIT 10.33

                              BOWATER INCORPORATED
                          LONG TERM CASH INCENTIVE PLAN


1.   PURPOSE

     The purposes of the Bowater Incorporated (the "Corporation") Long Term Cash Incentive Plan (the "Plan") are to:

     -   Focus executives on the Corporation's long term strategic and financial
         objectives   that  will  lead  to  the   creation   of  value  for  the
         shareholders,

     -   Encourage   management   to  achieve   goals  by  providing   incentive
         opportunities that are commensurate with performance, and

     - Enhance the Corporation's ability to attract and retain highly talented individuals.

2.   DEFINITIONS

"Actual Award" or "Award" refers to the incentive amount earned by a Participant under the terms and provisions of the Plan.

"Average Capital Employed" is the average of the Capital Employed as of the beginning of the last year in the Plan Cycle compared to the end of the last year of the Plan Cycle.

"Active Participant" or "Active Employee" does not include Participants or Employees who are receiving periodic severance payments.

"Board" means the Board of Directors of the Corporation.

"Capital Employed" is total shareholders' equity (including redeemable preferred stock) plus long-term debt, deferred income taxes, and minority interests in subsidiaries, all as recorded on the Corporation's or on a Peer Company's consolidated balance sheet.

"CEO" means the Chief Executive Officer of the Corporation.

"Disability"   means  total  and   permanent   disability   as  defined  in  the
Corporation's long-term disability insurance policy.

"Employee" refers to an employee of the Corporation or a subsidiary that is at least 50% owned by the Corporation.

"HRCC" refers to the Human Resources and Compensation Committee of the Board.



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"Net Operating Earnings" means operating income, after depreciation,  but before interest, as recorded on the Corporation's or on a Peer Company's consolidated statement of operations.

"Participant" refers to an Employee of the Corporation designated to participate in the Plan.

"Payout Schedule" refers to a schedule that correlates the Corporation's rank among Peer Companies with a percentage of Units earned.

"Peer Company" refers to each of the companies specified at the outset of a Plan Cycle against which the Corporation's financial performance will be evaluated.

"Performance Goals" refer to the pre-established criteria upon which the Corporation's performance will be assessed.

"Plan Cycle" refers to the three-year periods specified by the HRCC over which performance under the Plan provisions will be measured.

"Retirement" as applied to a Participant, has the meaning given to such term in the qualified pension plan applicable to the Participant.

"Return on Capital Employment" or "ROCE" means Net Operating Earnings divided by Average Capital Employed.

"Target Annual Incentive" refers to the bonus percentage assigned as of the beginning of the Plan Cycle to the Participant's salary grade level.

"Target Award" refers to the product of three times a Participant's Target Annual Incentive and the midpoint as of the beginning of the Plan Cycle of the Participant's salary grade.

"Target Number of Units" means a Participant's Target Award divided by the average daily price of the Corporation's common stock in the month prior to the start of the Plan Cycle.

"Termination" means the cessation of a Participant's status as Employee for any reason whatsoever, whether voluntary or involuntary, including by reason of death or Disability.

"Unit" refers to units granted to Participants pursuant to the Plan, each of which has a value equal to one share of the Corporation's common stock.

3.   GENERAL PLAN DESCRIPTION

     The Plan provides the opportunity for key Employees to receive cash awards based on the Corporation's financial performance relative to that of a group of Peer Companies and the Corporation's stock performance over a Plan Cycle. Certain Employees will be selected to participate in the Plan at the beginning of or during each Plan Cycle pursuant to Section 4 of the Plan. Upon selection to participate in the Plan during a Plan Cycle, each Participant will be granted a Target Number of Units, with each unit having a value equal to one share of the


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Corporation's common stock.

     At the end of each Plan Cycle, the number of Units earned will be based on the Corporation's ROCE in the final year of the Plan Cycle relative to the ROCE of a group of Peer Companies. Actual Awards to Participants will be paid in cash in an amount equal to the number of Units earned times the average price of a share of the Corporation's common stock during the last month of the Plan Cycle.

4.   PARTICIPATION

     Plan participation is extended to Employees in salary grades 14 and above and to selected Employees who, in the opinion of the CEO and the HRCC, have the ability to have a significant impact on the long term performance of the Corporation. These Employees will be notified in writing of their selection to participate in the Plan by a letter signed by the CEO.

     Participation in the Plan is intended to be more limited than in either the Corporation's Annual Incentive Plan or the Stock Option Plan. Participation in one Plan Cycle does not guarantee participation in another Plan Cycle.

5.   TARGET AWARDS

     Each Participant will be granted a Target Number of Units based on the value of his or her Target Award. The Target Award is equal to three times each Participant's Target Annual Incentive (the bonus percentage assigned to the Participant's grade level) during the first year of the Plan Cycle times the midpoint of the Participant's salary grade in that year:

                                 Target Annual                      Salary Grade
     Target Award =     3 X        Incentive            X              Midpoint

     The Target Number of Units granted to each Participant will be equal to the Target Award divided by the average daily stock price for a share of the Corporation's common stock during the month preceding the start of the Plan Cycle (e.g., December 1993 for the Plan Cycle covering 1994 through 1996).

           Target Number of Units   =                    Target Award
                                                ________________________________
                                                Corporation's Common Stock Price

6.   PERFORMANCE GOALS

     At the beginning of each Plan Cycle, a Payout Schedule will be developed that correlates the percentage of Units earned with the Corporation's ROCE rank positioning as of the final year of the Plan Cycle within a group of Peer Companies specified at the outset of a Plan Cycle.




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    For purposes of this Plan, ROCE is computed as follows:

                      ROCE =           Net Operating Earnings
                                      ________________________
                                      Average Capital Employed

where:

     - Net Operating Earnings is net operating income after depreciation but before interest and income taxes.

     - Capital Employed is total shareholders' equity plus long-term debt, minority interests, and deferred income taxes.

     - Average Capital Employed is the average of Capital Employed as of the the beginning of the last year of the Plan Cycle as compared to the Capital Employed at the end of the last year of the Plan Cycle.

     At the end of the Plan Cycle, ROCE will be computed for the Corporation and the Peer Companies and the Corporation's results will be ranked against the Peer Companies' results. The Payout Schedule will translate this ranking into the percentage of the Target Number of Units earned.

7.   ACTUAL AWARDS

     The Payout Schedule for the appropriate Plan Cycle will determine the percentage of the Target Number of Units earned for each Participant based upon the Corporation's ranking among the Peer Companies. The number of units earned for each Participant is determined by multiplying the Target Number of Units times the applicable percentage determined by the Payout Schedule.

     A Participant's Actual Award will be determined by multiplying the number of Units earned times the applicable average daily stock price of a share of the Corporation's common stock during the last month of the last year of the Plan Cycle.


8.   PAYMENT OF AWARDS

     Actual Awards to Participants will be paid in cash within 90 days following the end of the Plan Cycle. In order to receive payment, the Participant must be an Active Employee (except, see below) of the Corporation or one of its subsidiaries as of the end of the Plan Cycle.

9.   TERMINATION

     If Termination of a Participant's employment occurs during the Plan Cycle by reason of Retirement, death or Disability, or because of an involuntary Termination by the Corporation without cause (e.g., because of a reduction in force, or the sale of an operating unit), the


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Participant  (or his or her estate) will be eligible to receive a pro-rata Award for that Plan Cycle based on the time employed as an Active Participant, with Awards paid at the same time as other Participants are paid (i.e., following the end of the Plan Cycle), based on actual performance achieved through the end of the Plan Cycle.

     A Participant whose employment with the Corporation is terminated for cause, as determined by the HRCC, prior to the end of the Plan Cycle will forfeit all Awards that have not yet been paid.

     Participants who voluntarily terminate during a Plan Cycle will forfeit all Awards for the Plan Cycle that has not yet been completed prior to Termination.

10.  NEW HIRES AND CHANGES IN POSITION

      If an Employee is hired or promoted into a position that would qualify for Plan participation during the first two years of a Plan cycle, he or she will begin participation in the Plan Cycle on a prorated basis. If the date of hire or promotion is during the final year of a Plan Cycle, the Employee will be eligible for the next Plan Cycle. If an Employee who is already participating in a Plan is promoted into a higher position or demoted to a lower position, then his or her Target Award will be adjusted as of the date of the change in position and the Actual Award will be computed on a prorated basis.

11.  CHANGE IN CONTROL

     Upon the occurrence of a Change in Control (as defined herein) during a Plan Cycle, the Plan Cycle shall terminate and the Actual Awards shall be computed as of the date of the Change in Control assuming the highest percentage allowable on the Payout Schedule and the highest stock price achieved during the Plan Cycle. The amounts due shall be paid to the Participants within ninety (90) days after the Change in Control occurs.

     A "Change in Control" is the occurrence of one of the following events:

     - Any Person (other than the Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation (or any subsidiary of the Corporation)) is or becomes an "Acquiring Person" (as defined below);

     - Less than two-thirds (2/3) of the total membership of the Board shall be Continuing Directors; or

     - The shareholders of the Corporation shall approve a merger or consolidation of the Corporation or a plan of complete liquidation of the Corporation or an agreement for the sale or disposition of all or substantially all of the Corporation's assets.

For purposes of this Section 11:

     - "Acquiring Person" shall mean any person who is or becomes a beneficial owner (as


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         defined in Rule 13d-3 of the  Securities  Act of 1934,  as amended (the
         "Exchange Act")) of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities, unless such Person has filed
         Schedule 13G and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize schedule 13G for reporting of ownership.

     - "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect of the date hereof.

     - "Continuing Directors" shall mean any member of the Board who was a member of the Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

     - "Person" shall mean any individual, corporation, partnership, group, association or other "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act.

12.  PLAN ADMINISTRATION

     All decisions concerning overall plan design, eligibility, the determination of Target Awards and the determination of Actual Awards to Participants will be subject to the final approval of the HRCC. If extraordinary events occur during the Plan Cycle that significantly alter the basis upon which the relationship between Performance Goals and the Payout Schedule was established, the HRCC may, in its sole discretion, make adjustments to the Performance Goals and Payout Schedule as appropriate. The HRCC will have the authority to interpret the provisions of the Plan, and to make any rules and regulations necessary to administer the Plan, including but not limited to:

     -   Designation of Plan Participants

     -   Establishment of Target Awards for each Participant

     -   Adjustment of Target Awards

     -   Establishment of the Performance Goals

     -   Establishment of the Payout Schedule

     -   Designation of Peer Companies

     - Determination of the Corporation's actual performance relative to the Performance Goals

     -   Adjustments to the Performance Goals due to extraordinary events


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     -   Adjustment or Elimination of Actual Awards to Participants

     -   Approval of Actual Awards to Participants

     The HRCC shall have the power to amend or terminate the Plan at any time. Any such amendment shall be evidenced by a writing signed by a duly authorized officer of the Corporation.

     All decisions made by the HRCC pursuant to the provisions of the Plan shall be final and conclusive, and binding on all parties concerned.

13.  ASSIGNMENT OF EMPLOYEE RIGHTS

     No Employee has a claim or right to be a Participant in the Plan, to continue as a Participant, or to be granted an Award under the Plan. The HRCC is not obligated to give uniform treatment (e.g., Target Awards, Actual Awards, etc.) to Participants under the Plan. Participation in the Plan does not give a Participant the right to be retained in the employment of the Corporation, nor does it imply or confer any other employment rights.

     Nothing contained in the Plan will be deemed to require the Corporation to deposit, invest or set aside amounts for the payment of any Awards. Participation in the Plan does not give a Participant any ownership, security, or other rights in any assets of the Corporation.

14.  WITHHOLDING TAXES FOR AWARDS

     Awards made pursuant to the Plan are subject to applicable withholding for federal, state, local, and social security taxes.

15.  VALIDITY

     In the event any provision of the Plan is held invalid, void, or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of the Plan.

16.  APPLICABLE LAW

     The validity, interpretation and administration of the Plan and of any rules, regulations, determination or decisions made thereunder, and the rights of any and all persons having or claiming to have interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Delaware.





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     EXECUTED on behalf of the  Corporation  as of January 1, 1994,  on the 17th
day of August, 1995.

                             BOWATER INCORPORATED


                                BY:    /s/ Richard F. Frisch

                                Name:     Richard F. Frisch

                                Title:    Vice President - Human Resources


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